Exhibit 5.1

300 West 6th Street, Suite 2250
Austin, Texas 78701

+1.512.647.1900

May 19, 2022

SWK Holdings Corporation

14755 Preston Road, Suite 105

Dallas, Texas 75254

SWK Holdings Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to SWK Holdings Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of its shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities, in one or more series (the “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Warrants), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities or any combination thereof (the “Rights), (vi) units consisting of one or more of Company Debt Securities, Common Stock, Preferred Stock or Warrants (the “Units”) and (vii) such indeterminate number of shares of Common Stock and Preferred Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities, Warrants, Rights or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, “Indeterminate Securities”), in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”) and as shall be designated by the Company at the time of the applicable offering. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units and the Indeterminate Securities are hereinafter referred to, collectively, as the “Securities.”

The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Debt Securities will be issued in one or more series pursuant to an indenture proposed to be entered into by the Company and the trustee party thereto (the “Trustee”), the form of which is filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

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The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (each, a “Warrant Agent”). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Rights will be issued pursuant to a rights agreement (each, a “Rights Agreement”) to be entered into between the Company and a rights agent (each, a “Rights Agent”). Each Rights Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Units will be issued pursuant to a purchase agreement (each, a “Unit Agreement”) to be entered into between the Company and a unit agent (each, a “Unit Agent”). Each Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

As used herein, “Transaction Agreements” means the Indentures, the Certificate of Designations, the Warrant Agreements, the Rights Agreements, the Unit Agreements and any applicable underwriting or purchase agreement.

In our capacity as counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	the Form of the Indenture;

(b)	the Registration Statement;

(c)	the Prospectus; and

(d)	Originals or copies of the Second Amended and Restated Certificate of Incorporation, as amended through the date hereof (the “Certificate of Incorporation”), and Amended and Restated Bylaws as amended through the date hereof (the “Bylaws”) of the Company and such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies;

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company; and

(e)	That each of the Transaction Agreements, other than the Certificate of Designations, will be governed by New York law.

In our opinions stated below, we assume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(a)	the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act;

(b)	an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act;

(c)	the applicable Transaction Agreements shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto; and

(d)	the terms of the applicable Transaction Agreements and the issuance and sale of such Securities do not and will not:

i.	contravene the Certificate of Incorporation or Bylaws of the Company;

ii.	violate any law, rule or regulation applicable to the Company; or

iii.	result in any conflict with or breach of any agreement or document binding on the Company.

(e)	no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Transaction Agreements to which the Company is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including, in each case, the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, Transaction Agreements and for purposes of our opinions in paragraphs 1 and 2 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Transaction Agreements or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Agreements or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	When the general conditions have been satisfied and (i) the final terms of issuance and sale of the applicable shares of Common Stock, including any Indeterminate Securities constituting Common Stock, have been duly established and approved by the board of directors of the Company in conformity with the Company’s Certificate of Incorporation, (ii) all corporate action necessary for issuance of the Common Stock has been taken, and (iii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.	When the general conditions have been satisfied and (i) the final terms of the Preferred Stock, including any Indeterminate Securities constituting Preferred Stock, have been duly established and approved by the board of directors of the Company in conformity with the Company’s Certificate of Incorporation, (ii) such shares of Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption and filing of a certificate of designation relating thereto, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.	When the general conditions have been satisfied and (i) the Debt Securities, including any Indeterminate Securities constituting Debt Securities, have been duly authorized, (ii) the final terms thereof have been duly established and approved in accordance with the applicable Indenture and (iii) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the applicable Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and entitled to the benefits of the applicable Indenture.

4.	When the general conditions have been satisfied and (i) the Warrants have been duly authorized, (ii) the final terms of the Warrants have been duly established and approved in accordance with the applicable Warrant Agreement, and (iii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, and the applicable Warrant Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	When the general conditions have been satisfied and (i) the Rights have been duly authorized, (ii) the final terms of the Rights have been duly established and approved in accordance with the applicable Rights Agreement and (iii) certificates representing the Rights have been duly executed by the Company and countersigned by the applicable Rights Agent in accordance with the applicable Rights Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Rights will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Rights Agreement, and the applicable Rights Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	When the general conditions have been satisfied and (i) the Units have been duly authorized, (ii) the final terms of the Units have been duly established and approved in accordance with the applicable Unit Agreement and (iii) certificates representing the Units have been duly executed by the Company and countersigned by the applicable Unit Agent in accordance with the applicable Unit Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Units will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Unit Agreement, and the applicable Unit Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a)    Our opinions in paragraphs 3, 4, 5, and 6 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(b)    Our opinions in paragraphs 3, 4, 5, and 6 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)    Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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